Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 333-94782),

3)	Registration Statement (Form S-3 No. 333-22211),

4)	Registration Statement (Form S-3 No. 333-43267),

5)	Registration Statement (Form S-3 No. 333-39282) ,

6)	Registration Statement (Form S-3 No. 333-65592),

7)	Registration Statement (Form S-3 No. 333-217495),

8)	Registration Statement (Form S-3 No. 333-195572) of Liberty Property Trust and Liberty Property Limited Partnership,

9)	Registration Statement (Form S-3 No. 333-14139),

10)	Registration Statement (Form S-3 No. 333-53297),

11)	Registration Statement (Form S-3 No. 333-63115),

12)	Registration Statement (Form S-3 No. 333-37218),

13)	Registration Statement (Form S-3 No. 333-45032),

14)	Registration Statement (Form S-3 No. 333-63494),

15)	Registration Statement (Form S-3 No. 333-63978),

16)	Registration Statement (Form S-3 No. 333-91702),

17)	Registration Statement (Form S-3 No. 333-107482),

18)	Registration Statement (Form S-3 No. 333-108040),

19)	Registration Statement (Form S-3 No. 333-114609),

20)	Registration Statement (Form S-3 No. 333-118994),

21)	Registration Statement (Form S-3 No. 333-130948),

22)	Registration Statement (Form S-3 No. 333-125572),

23)	Registration Statement (Form S-3 No. 333-203479),

24)	Registration Statement (Form S-3 No. 333-122365),

25)	Registration Statement (Form S-3 No. 333-224574),

26)	Registration Statement (Form S-3 No. 333-217496) of Liberty Property Trust,

27)	Registration Statement (Form S-8 No. 333-141314) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

28)	Registration Statement (Form S-8 No. 333-32244) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

29)	Registration Statement (Form S-8 No. 333-62504) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

30)	Registration Statement (Form S-8 No. 333-62506) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

31)	Registration Statement (Form S-8 No. 333-118995) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

32)	Registration Statement (Form S-8 No. 333-159732) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan, and in the related Prospectuses, and

33)	Registration Statement (Form S-8 No. 333 - 175263) pertaining to the Liberty Property Trust Amended and Restated Employee Stock Purchase Plan

of our report dated February 26, 2019, except Notes 3, 4, 6, 8, 16, 18, 19, 21, 22 and 23 as to which the date is November 25, 2019, with respect to the consolidated financial statements and schedules of Liberty Property Trust, and our report dated February 26, 2019, with respect to the effectiveness of internal control over financial reporting of Liberty Property Trust, included in this Current Report on Form 8-K.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
November 25, 2019